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                                                                   Exhibit 99.12

      Company Contact:  Yvette Rudich
                        Director of Corporate Communications
                        CIT Group Inc.
                        (973) 597-2095

      Investor Contact: Valerie Gerard,
                        Vice President, Investor Relations
                        CIT Group Inc.
                        (973) 422-3284

      Media Contact:    Hollis Rafkin-Sax
                        General Manager
                        Edelman Financial
                        (212) 704-4559



FOR IMMEDIATE RELEASE

                CIT GROUP INC. ANNOUNCES INITIAL PUBLIC OFFERING


LIVINGSTON, NJ, JULY 1, 2002 - CIT Group Inc. (NYSE: CIT) today announced the pricing of the initial public offering of 200,000,000 shares of its common stock, at $23.00 per share, all of which were offered by a subsidiary of Tyco International Ltd. (NYSE: TYC, LSE: TYI, BSX: TYC). These securities will trade on the New York Stock Exchange under the symbol "CIT."

      Goldman, Sachs & Co. and Lehman Brothers have acted as joint book-running managers for the offering. The underwriters have been granted an option to purchase up to 20,000,000 additional shares of common stock to cover over-allotments, if any. If the underwriters exercise their over-allotment option, CIT will receive the proceeds from the sale of shares pursuant to such exercise.

                                     -more-

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      A registration statement relating to these securities was filed and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell nor a solicitation to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

      A written prospectus related to this offering may be obtained from Goldman, Sachs & Co. or Lehman Brothers.


Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

or
Lehman Brothers
745 Seventh Avenue
New York, NY  10019

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